UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 13, 2007, Neenah Paper, Inc. (the “Company”), commenced a plan to close its Urbana, Ohio paper mill (the “Urbana Mill”) owned by Neenah Paper FR, LLC (“Neenah FR”), a subsidiary of the Company. The Urbana Mill has annual production capacity of approximately 39,000 tons per year and is expected to phase out operations in an orderly manner over the next twelve months. The Company is maximizing cost efficiencies by shifting fine paper manufacturing to utilize existing available capacity at the Company’s mills in Wisconsin and California. The Company expects to incur one-time cash costs of approximately $4,000,000 for employee severance pay, contract termination costs and other associated costs related to the closure.

Item 8.01 Other Events.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release dated June 13, 2007 related to the planned permanent closure of the Urbana Mill. The information in this press release shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press release dated June 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: June 13, 2007	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated June 13, 2007.